Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES FIRST QUARTER 2010 RESULTS
HOUSTON (April 29, 2010) — Noble Energy, Inc. (NYSE: NBL) reported today first quarter 2010 net income of $237 million, or $1.34 per share diluted, on revenues of $733 million. Excluding a $99 million after-tax unrealized commodity derivative gain, which would typically not be considered by analysts in published estimates, first quarter 2010 adjusted net income(1) was $138 million, or $0.78 per share diluted. For the first quarter of 2009, the Company reported a net loss of ($188) million, or ($1.09) per share diluted, on revenues of $441 million. Adjusted net income(1) for the first quarter of 2009 was $103 million, or $0.59 per share diluted.
Discretionary cash flow(1) for the first quarter 2010 was $432 million, compared to $339 million for the similar quarter in 2009. Net cash provided by operating activities was $588 million. Organic capital expenditures for the first quarter 2010 were $409 million, which excluded capital associated with the DJ Basin asset acquisition and a non-cash accrual for construction progress on the Aseng FPSO.
Key highlights for the first quarter 2010 include:
•	Record legacy Wattenberg and onshore U.S. volumes

•	Closed DJ Basin asset acquisition which enhanced the Company’s largest onshore U.S. property at Wattenberg

•	Expanded Central DJ Basin position to over 730,000 net acres

•	Successful high bidder on 16 deepwater lease blocks in Central Gulf of Mexico (GOM) lease sale 213

•	Initiated field development drilling at the Aseng oil project in Equatorial Guinea

•	Completed acquisition of 3D seismic in the Eastern Mediterranean
Charles D. Davidson, Noble Energy’s Chairman and CEO, commented, “During the first quarter, Noble Energy made solid progress towards its 2010 goals of maintaining a strong base of operations, moving forward our major projects, continuing significant investments in exploration, and retaining our strong financial capacity despite significant impacts on our volumes from the scheduled maintenance in Equatorial Guinea. We continue to benefit from exposure to crude oil and natural gas liquids, and our portfolio diversity remains a source of strength in the current commodity environment. Looking forward to the remainder of 2010, we are focused on growing our Wattenberg production and continuing to evaluate the potential in our expanding position within the Central DJ Basin, while advancing new long-lived projects on budget and on schedule. On the exploration and appraisal front, our programs will remain active throughout the year as we appraise the large Gunflint discovery and continue testing the potential in all three of our key offshore basins: the deepwater Gulf of Mexico, West Africa, and the Eastern Mediterranean.”
Total sales volumes for the first quarter 2010 averaged 197 thousand barrels of oil equivalent per day (MBoe/d). Production volumes for the quarter were 201 MBoe/d, higher than sales volumes due to the timing of crude oil liftings in Equatorial Guinea and the North Sea.
Internationally, total sales volumes were lower than the first quarter 2009, resulting primarily from facility maintenance downtime and the timing of liftings in Equatorial Guinea, as well as lower natural gas sales in Israel. The associated maintenance downtime in Equatorial Guinea reduced the Company’s first quarter 2010 volumes by four thousand barrels per day (Bbl/d) of liquids and 49 million cubic feet per day (Mmcf/d) of natural gas. Natural gas volumes in Israel declined from the first quarter 2009 primarily as a result of increased natural gas imports. Unseasonal weather, which was slightly warmer than the first quarter 2009, also resulted in lower sales volumes. In the North Sea, the completion of facility enhancements at Dumbarton and the impact of the first well at Lochranza coming online led to increased oil volumes versus the first quarter 2009.
The Company’s United States volumes were up three percent from the first quarter of 2009 to 116 MBoe/d, with liquids comprising 46 percent of total domestic volumes versus 39 percent in the 2009 period. The increase in oil and natural gas liquid volumes is primarily attributed to ongoing development drilling at Wattenberg, which produced approximately 50 MBoe/d for the quarter. In addition, oil volumes in the deepwater Gulf of Mexico were up versus the first quarter 2009 as a result of a new well completion at Swordfish that came online early in 2010, combined with hurricane shut-ins that impacted the 2009 period. Natural gas volumes in the U.S. were lower than the first quarter of 2009 due primarily to natural declines in the Mid-Continent and deepwater GOM regions, as well as the impact of a Swordfish gas well that watered out in the second half of 2009. The closing of the DJ Basin asset acquisition in March 2010 added over one thousand Bbl/d of crude oil and 12 Mmcf/d of natural gas on average for the quarter.

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Crude oil price realizations were up significantly to $74.12 per barrel for the first quarter 2010. In the U.S., the Company’s average crude oil price was $73.80, which included a reduction of $1.32 per barrel as a result of previously deferred hedge losses. Domestic natural gas price realizations were up from the same period in 2009, averaging $5.46 per thousand cubic feet (Mcf). In Israel, natural gas realizations continue to be benefitted by strong global liquid markets, with pricing averaging a record $4.20 per Mcf for the first quarter 2010. The Company’s natural gas liquid pricing in the U.S. strengthened to $44.98 per barrel for the quarter.
Lease operating expenses for the quarter were down six percent from the first quarter of 2009 to $4.96 per barrel of oil equivalent (Boe). Lower lease operating costs, primarily due to the abandonment of the Company’s remaining Gulf of Mexico Shelf properties during the first quarter of 2009, as well as lower onshore repairs and maintenance, offset higher production taxes resulting from stronger commodity prices. Depreciation, depletion, and amortization was $12.18 per Boe for the first quarter 2010. The Company’s mix of production, impacted largely by the Alba field and plant downtime in Equatorial Guinea, primarily resulted in a higher DD&A rate versus the first quarter of 2009. Exploration expense for the first quarter 2010 includes dry hole costs associated with the Double Mountain well located in Green Canyon 555, which encountered noncommercial quantities of hydrocarbons. General and administrative expenses were up mostly related to increased staffing for the development of the Company’s discovered major projects.
SECOND QUARTER VOLUME GUIDANCE
The Company expects second quarter 2010 volumes to average 208 to 214 MBoe/d. In the United States, onshore volumes should be up from the first quarter 2010 primarily as a result of the impact from the DJ Basin asset acquisition for a full quarter. Internationally, volumes in Equatorial Guinea will be up substantially as the maintenance projects at the Alba field and associated facilities were completed in mid April. Natural gas sales in Israel are expected to be up sequentially as well. Using the midpoint of the range, second quarter 2010 volumes should be up approximately seven percent from the first quarter 2010. Noble Energy’s full year volume guidance remains 211 to 224 MBoe/d.
(1) A Non-GAAP measure, see attached Reconciliation Schedules
WEBCAST AND CONFERENCE CALL INFORMATION
Noble Energy, Inc. will host its first quarter 2010 webcast and conference call at 9:00 a.m. Central time. The webcast is accessible on the ‘Investors’ page at www.nobleenergyinc.com. Conference-

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call numbers for participation are 888-505-4388 and 719-325-2295. A replay of the conference call will be available on the website.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with significant international operations offshore Israel and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125 dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187 bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the Company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted Earnings
(in millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2010	2009

Net Income (Loss)	$237	$(188)

Unrealized (gains) losses on commodity derivative instruments	(147)	80
Asset impairments [1]	—	437

Total Adjustments before tax	(147)	517

Income Tax Effect of Adjustments [2]	48	(226)

Adjusted Earnings [3]	$138	$103

Adjusted Earnings Per Share
Basic	$0.79	$0.60
Diluted	0.78	0.59

Weighted average number of shares outstanding
Basic	174	173
Diluted	177	175

[1]	Impairments for first quarter 2009 related to Granite Wash, an onshore US area, and our Main Pass asset located in the Gulf of Mexico shelf.

[2]	The net tax effects are determined by calculating the tax provision for GAAP Net Income (Loss), which includes the adjusting items, and comparing the results to the tax provision for Adjusted Earnings, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period may be different.

[3]	Adjusted earnings should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted earnings is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted earnings is beneficial in evaluating our financial performance as it excludes the impact of significant non-cash items. We believe such measures can facilitate comparisons of operating performance between periods and with our peers.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenues
Crude oil and condensate	$407	$202
Natural gas	229	183
NGLs	52	21
Income from equity method investees	26	11
Other revenues	19	24

Total revenues	733	441

Operating Expenses
Lease operating expense	88	100
Production and ad valorem taxes	34	18
Transportation expense	17	12
Exploration expense	80	42
Depreciation, depletion and amortization	216	200
General and administrative	66	59
Asset impairments	—	437
Other operating expense, net	14	(6)

Total operating expenses	515	862

Operating Income (Loss)	218	(421)
Other (Income) Expense
Gain on commodity derivative instruments	(145)	(73)
Interest, net of amount capitalized	20	18
Other expense, net	—	8

Total other (income) expense	(125)	(47)

Income (Loss) Before Taxes	343	(374)
Income Tax Provision (Benefit)	106	(186)

Net Income (Loss)	$237	$(188)

Earnings (Loss) Per Share
Basic	$1.36	$(1.09)
Diluted	1.34	(1.09)

Weighted average number of shares outstanding
Basic	174	173
Diluted	177	173

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

Crude Oil and Condensate Sales Volumes (MBpd)
United States	40	35
Equatorial Guinea	8	13
North Sea	9	7
Other International	4	4

Total consolidated operations	61	59
Equity method investee	2	2

Total sales volumes	63	61

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$73.80	$35.65
Equatorial Guinea	73.34	39.41
North Sea	77.06	45.91
Other International	72.34	36.89

Consolidated average realized prices	$74.12	$37.81

Natural Gas Sales Volumes (MMcfpd)
United States	384	411
Equatorial Guinea	194	243
Israel	87	112
North Sea	7	5
Other International	30	30

Total sales volumes	702	801

Natural Gas Realized Prices ($/Mcf)
United States	$5.46	$3.93
Equatorial Guinea	0.27	0.27
Israel	4.20	2.81
North Sea	5.42	8.17

Average realized prices	$3.79	$2.64

Natural Gas Liquids (NGL) Sales Volumes (MBpd)
United States	13	9
Equity method investee	4	7

Total sales volumes	17	16

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$44.98	$24.74

Barrels of Oil Equivalent Volumes (MBoepd)
United States	116	113
Equatorial Guinea	41	53
Israel	15	19
North Sea	10	8
Other International	9	9

Total consolidated operations	191	202
Equity method investee	6	8

Total barrels of oil equivalent (MBoepd)	197	210

Barrels of oil equivalent volumes (MMBoe)	18	19

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	March 31,	December 31,
	2010	2009

Assets
Current Assets
Cash and cash equivalents	$1,031	$1,014
Accounts receivable, net	380	465
Other current assets	186	199

Total current assets	1,597	1,678
Net property, plant and equipment	9,596	8,916
Goodwill	757	758
Other noncurrent assets	502	455

Total Assets	$12,452	$11,807

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$570	$548
Other current liabilities	435	442

Total current liabilities	1,005	990
Long-term debt	2,366	2,037
Deferred income taxes	2,104	2,076
Other noncurrent liabilities	582	547

Total Liabilities	6,057	5,650

Total Shareholders’ Equity	6,395	6,157

Total Liabilities and Shareholders’ Equity	$12,452	$11,807

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended
	March 31,
	2010	2009

Adjusted Earnings [1]	$138	$103
Adjustments to reconcile adjusted earnings to discretionary cash flow:
Depreciation, depletion and amortization	216	200
Exploration expense	80	42
Capitalized interest	(15)	(6)
(Income) / distributions from equity method investments, net	(13)	(11)
Deferred compensation adjustment	2	5
Deferred income taxes	8	24
Stock-based compensation expense	14	12
Other	2	(30)

Discretionary Cash Flow [2]	432	339

Reconciliation to Operating Cash Flows
Net changes in working capital	208	(16)
Cash exploration costs	(41)	(40)
Capitalized interest	15	6
Current tax expense of earnings adjustments	(28)	(98)
Other adjustments	2	(6)

Net Cash Provided by Operating Activities	$588	$185

Capital Expenditures (Accrual Based)	$409	$386
DJ Basin Asset Acquisition	509	—
FPSO Capital Lease Additions	40	—

Total Capital Expenditures (Accrual Based)	$958	$386

[1]	See Schedule 1, Reconciliation of Net Income (Loss) to Adjusted Earnings.

[2]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended
	March 31,
	2010	2009

Reclassification from Accumulated Other Comprehensive Loss (AOCL) to Revenue [1]
Crude Oil	$(5)	$(17)
Natural Gas	(1)	—

Total Revenue Decrease	$(6)	$(17)

Gain (Loss) on Derivative Instruments
Crude oil
Realized	$(3)	$95
Unrealized	3	(81)

Total crude oil	—	14

Natural gas
Realized	1	58
Unrealized	144	1

Total natural gas	145	59

Total Gain (Loss) on Derivative Instruments	$145	$73

Summary of Cash Settlements
Realized gain (loss) on derivative instruments	(2)	153
Amounts reclassified from AOCL	(6)	(17)

Cash settlements received (paid)	$(8)	$136

[1]	The amounts in accumulated other comprehensive loss represent deferred unrealized hedge gains and losses. These deferred gains and losses are recognized as an adjustment to revenue when the associated derivative instruments are cash settled.